CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm in the Registration Statement on Form N-14 of The Advisors' Inner Circle Fund and to the use of our report dated January 23, 2009 on the financial statements and financial highlights of Philadelphia Fund, Inc. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information



                                                BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
August 26, 2009